EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Second Quarter of Fiscal 2012 Ended December 31, 2011

SUNNYVALE, Calif., Jan. 25, 2012 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq:AOSL), a designer, developer and global supplier of a broad range of power semiconductors, today reported financial results that are prepared in accordance with U.S. Generally Accepted Accounting Principles ("U.S. GAAP") for the second quarter of fiscal 2012 ended December 31, 2011.

The results for the second quarter of fiscal 2012 ended December 31, 2011 are as follows:

  Revenue was $80.7 million, a sequential decrease of 3.3% from $83.4 million for the prior quarter, and a decrease of 3.9% from $84.0 million for the same quarter in the prior fiscal year.

  Gross margin was 22.6%, compared to 24.7% for the prior quarter and 27.6% for the same quarter in the prior fiscal year.

  Operating expenses were $15.9 million, compared to $17.7 million for the prior quarter and $15.6 million for the same quarter in the prior fiscal year.
  Non-GAAP operating expenses were $14.6 million, compared to $16.1 million for the prior quarter and $14.6 million for the same quarter in the prior fiscal year. Non-GAAP operating expenses excluded share-based compensation expense of $1.3 million, $1.1 million and $1.1 million for this quarter, the prior quarter and the same quarter in the prior fiscal year, respectively. In addition, non-GAAP operating expenses excluded U.S. GAAP conversion costs of $0.4 million for the prior quarter.
  Operating income was $2.3 million, compared to $2.9 million for the prior quarter and $7.5 million for the same quarter in the prior fiscal year.
  Non-GAAP operating income was $3.8 million, compared to $4.6 million for the prior quarter and $8.8 million for the same quarter in the prior fiscal year. Non-GAAP operating income excluded share-based compensation expense of $1.5 million, $1.2 million and $1.2 million for this quarter, the prior quarter and the same quarter in the prior fiscal year, respectively. In addition, non-GAAP operating income excluded U.S. GAAP conversion costs of $0.4 million for the prior quarter.
  Net income was $1.5 million, or $0.06 per diluted share, compared to $2.1 million, or $0.08 per diluted share, for the prior quarter and $8.7 million, or $0.36 per diluted share, for the same quarter in the prior fiscal year.
  Non-GAAP net income, excluding share-based compensation expense and U.S. GAAP conversion costs, was $2.9 million, or $0.12 per diluted share, compared to $3.8 million, or $0.15 per diluted share, for the prior quarter and $9.9 million, or $0.41 per diluted share, for the same quarter in the prior fiscal year.

 Reconciliation of non-GAAP financial measures to the U.S. GAAP amounts are set forth in the attached schedules.

"We were able to maintain and in some cases slightly increased our market share during the quarter, although our margin was pressured by average selling price erosion due to continued softness in the macro economy. We were able to achieve higher than projected earnings through reduction of our operating expenses," said Dr. Mike Chang, Chief Executive Officer and Chairman of AOS. "We further reduced our internal inventory level during the quarter; in addition, our channel inventory also decreased as sell-through from our distributors exceeded ship-in revenue. In recent weeks, we have observed solid improvement in our booking pattern."

Dr. Chang continued, "I am glad to report the achievement of several milestones in the execution of our strategic roadmap. During the quarter, we secured an Approved Vendor List (AVL) position at a large globally branded smartphone manufacturer. While only very modest revenue is expected in the near term, this opens the door for us to access the large and growing smartphone market. For the high-voltage product line, we expect to commence small volume production shipment of our leading edge high-voltage IGBT products to a major global industrial company under a supply contract. For the mid-voltage product line, we have gained additional design wins in the telecommunication market. We remain sharply focused on executing our strategic roadmap to achieve broader diversification. We believe that our gross margin will improve progressively as our product mix shifts in concert with our diversification efforts."

"As we look forward, we are on target to close the previously announced acquisition of the IDT fabrication facility this month, and we expect a smooth production ramp after the closing. In summary, we believe that we are well positioned for future growth and margin expansion."

Fiscal Q3, 2012 Business Outlook

The following statements are based upon management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Recent booking activities have stabilized with book to bill ratio solidly above one; therefore, we expect our March quarter revenue to be flat to up 4%. The projected product mix is expected to improve margin slightly, offset by the negative impact from the initial ramp up of the newly acquired IDT fab of 300 to 350 basis points, as compared to the 500 basis points impact we discussed during previous earnings calls. This improved outlook is because we expect a smoother transition at that facility than originally anticipated, and we have successfully installed a majority of our fabrication processes there.

  Revenue is expected to be between $80 million and $84 million.

  Gross margin is expected to be in the range of 20% to 21%, including the negative impact arising from the initial ramp at the acquired fab facility.

  Operating expenses are expected to be flat with the prior quarter.

  Operating income is expected to be in the range of breakeven to 1.5%.
  Non-GAAP operating income is expected to be in the range of 1.8% to 3.3%, excluding estimated $1.5 million share-based compensation expense.
  Net income/loss is expected to be in the range of -1.0% to 0.5%, including an expected tax provision of approximately $800K.
  Non-GAAP net income is expected to be in the range of 0.8% to 2.3%, excluding estimated $1.5 million share-based compensation expense.

Conference Call and Webcast

AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the second quarter of fiscal 2012 today, January 25, 2012 at 2:00 p.m. PDT / 5:00 p.m. EDT. To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.). To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.

Forward Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward looking statements include, without limitation, projected amount of revenues, gross margin, product mix and operating income, expectation with respect to the macroeconomic conditions, booking patterns, product design wins and our long-term strategy and revenue growth, expansion into new markets, including the smartphone market, expectation with respect to the IDT acquisition and other information under the section entitled "Business Outlook". Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our ability to introduce or develop new and enhanced products that achieve market acceptance; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, our ability to identify and consummate strategic transactions; the state of semiconductor industry and seasonality of our markets, and other risks as described in our SEC filings. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with the U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP operating expenses, operating income, projected operating income, net income and earnings per share. These supplemental measures exclude share-based compensation expenses that are non-cash charges and costs incurred for our U.S. GAAP conversion. We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash and non-recurring expenses that are not indicative of our core operating results. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies. For example, the term used in this press release, non-GAAP net income, does not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET and Power IC products. AOS seeks to differentiate itself by integrating its expertise in device physics, process technology, design and advanced packaging to optimize product performance and cost, and its product portfolio is designed to meet the ever increasing power efficiency requirements in high volume applications, including portable computers, smart phones, flat panel TVs, battery packs, portable media players, UPS, motor control and power supplies. For more information, please visit http://www.aosmd.com. For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
U.S. GAAP
(in thousands, except for par value per share)
(unaudited)

	December 31, 2011	June 30, 2011
ASSETS
Current assets:
Cash and cash equivalents	$ 97,260	$ 86,708
Restricted cash	79	54
Accounts receivable, net	34,805	42,503
Inventories	46,135	65,251
Deferred tax assets	1,824	1,773
Other current assets	2,197	5,056
Total current assets	182,300	201,345
Property and equipment, net	131,080	127,839
Intangible assets, net	1,314	1,599
Deferred tax assets	8,866	9,048
Other long-term assets	8,169	7,607
Total assets	$ 331,729	$ 347,438

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Bank borrowings	$ 10,700	$ --
Accounts payable	35,299	64,678
Accrued liabilities	13,496	15,123
Income taxes payable	1,543	2,377
Deferred margin	340	495
Capital leases - current portion	14	306
Total current liabilities	61,392	82,979
Income taxes payable - long term	3,154	3,081
Deferred income tax liabilities	24	25
Capital leases - long term portion	130	130
Deferred rent	1,109	973
Total liabilities	65,809	87,188

Shareholders' equity:
Preferred shares, par value $0.002 per share:

Authorized: 10,000 shares; Issued and outstanding: none at December 31, 2011 and June 30, 2011	--	--
Common shares, par value $0.002 per share:
Authorized: 50,000 shares; Issued and outstanding: 24,828 shares and 24,587 shares at December 31, 2011 and 24,612 shares and 24,562 shares at June 30, 2011	49	49
Treasury shares at cost; 241 shares at December 31, 2011 and 50 shares at June 30, 2011	(2,267)	(693)
Additional paid-in capital	156,610	153,004
Accumulated other comprehensive income	959	934
Retained earnings	110,569	106,956
Total shareholders' equity	265,920	260,250
Total liabilities and shareholders' equity	$ 331,729	$ 347,438

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Income
U.S. GAAP
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

Revenue	$ 80,713	$ 83,448	$ 83,982	$ 164,161	$ 173,399
Cost of goods sold	62,440	62,871	60,786	125,311	126,058
Gross profit	18,273	20,577	23,196	38,850	47,341
Gross margin	22.6%	24.7%	27.6%	23.7%	27.3%

Operating expenses:
Research and development	8,108	8,394	6,609	16,502	12,868
Selling, general and administrative	7,833	9,283	9,040	17,116	18,238
Total operating expenses	15,941	17,677	15,649	33,618	31,106
Operating income	2,332	2,900	7,547	5,232	16,235

Interest income	25	39	53	64	81
Interest expense	(44)	(27)	(63)	(71)	(109)
Income on equity investment in APM	--	--	882	--	1,768
Gain on equity interest in APM	--	--	836	--	836
Income before income taxes	2,313	2,912	9,255	5,225	18,811

Income tax expense	839	773	564	1,612	1,320
Net income	$ 1,474	$ 2,139	$ 8,691	$ 3,613	$ 17,491

Net income per share
Basic per share	$ 0.06	$ 0.09	$ 0.38	$ 0.15	$ 0.78
Diluted per share	$ 0.06	$ 0.08	$ 0.36	$ 0.14	$ 0.73

Weighted-average number of shares used in computing net income per share

Basic shares	24,538	24,472	22,977	24,529	22,546
Diluted shares	25,423	25,495	24,437	25,517	24,049

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Expenses to non-GAAP Operating Expenses
(in thousands)
(unaudited)
	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

U.S. GAAP operating expenses	$ 15,941	$ 17,677	$ 15,649	$ 33,618	$ 31,106

Share-based compensation included in
Operating expenses:
Research and development	372	259	331	631	718
Selling, general and administrative	948	882	734	1,830	1,758
	1,320	1,141	1,065	2,461	2,476

U.S. GAAP conversion costs included in
Selling, general and administrative	--	435	--	435	--

Non-GAAP operating expenses	$ 14,621	$ 16,101	$ 14,584	$ 30,722	$ 28,630

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income to non-GAAP Operating Income
(in thousands)
(unaudited)
	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

U.S. GAAP operating income	$ 2,332	$ 2,900	$ 7,547	$ 5,232	$ 16,235

Share-based compensation:
Cost of goods sold	133	81	159	214	296
Research and development	372	259	331	631	718
Selling, general and administrative	948	882	734	1,830	1,758
Total share-based compensation	1,453	1,222	1,224	2,675	2,772

U.S. GAAP conversion costs included in
Selling, general and administrative	--	435	--	435	--

Non-GAAP operating income	$ 3,785	$ 4,557	$ 8,771	$ 8,342	$ 19,007

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income to non-GAAP Net Income
(in thousands, except per share amounts)
(unaudited)
	Three Months Ended			Six Months Ended
	December 31, 2011	September 30, 2011	December 31, 2010	December 31, 2011	December 31, 2010

U.S. GAAP net income	$ 1,474	$ 2,139	$ 8,691	$ 3,613	$ 17,491

Share-based compensation:
Cost of goods sold	133	81	159	214	296
Research and development	372	259	331	631	718
Selling, general and administrative	948	882	734	1,830	1,758
Total share-based compensation	1,453	1,222	1,224	2,675	2,772

U.S. GAAP conversion costs included in
Selling, general and administrative	--	435	--	435	--

Non-GAAP net income	$ 2,927	$ 3,796	$ 9,915	$ 6,723	$ 20,263

Non-GAAP diluted EPS	$ 0.12	$ 0.15	$ 0.41	$ 0.26	$ 0.84

Weighted-average number of shares used in computing non-GAAP earnings per share
Diluted shares	25,423	25,495	24,437	25,517	24,049
CONTACT:  Investor Relations
          So-Yeon Jeong
          investors@aosmd.com